SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K




                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT - MARCH 12, 2000
                        (date of earliest event reported)



                                    OEA, INC.
             (exact name of registrant as specified in its charter)


                           COMMISSION FILE NO. 1-6711



              DELAWARE                                 36-2362379
       (state of incorporation)             (I.R.S. Employer Identification No.)

     34501 EAST QUINCY AVENUE
         P.O. BOX 100488                                 80250
         DENVER, COLORADO                              (Zip Code)
(address of principal executive offices)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (303) 693-1248


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                                    FORM 8-K

                                    OEA, INC.

                                 March 12, 2000


ITEM 2.

     On March 12, 2000, the Company entered into an Agreement and Plan of Merger with Autoliv Inc. which contemplates a tender offer by Autoliv for all outstanding shares of common stock of OEA for a purchase price of $10.00 per share in cash.

     The tender offer contains a minimum condition of acceptance by a majority of the common stock outstanding, along with other customary conditions, and the agreement contemplates a second step merger in which untendered shares would be converted into the right to receive $10.00 per share in cash. It is expected that Autoliv will commence the tender offer shortly.


ITEM 7(c).    EXHIBITS FILED.

Exhibit Number      Description
--------------      -----------

2.1 Agreement and Plan of Merger dated March 12, 2000 between Autoliv, Inc. and the Company

99.1                Press Release of the Company dated March 13, 2000


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            OEA, INC.


                                            By:  /s/ J. THOMPSON MCCONATHY
                                               ---------------------------------
                                                 J. Thompson McConathy
                                                 Vice President Finance

Dated:  March 13, 2000


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